Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Celgene Corporation:
We consent to the incorporation by reference in the registration statement on Form S-4 of Celgene Corporation of our reports dated February 27, 2007, with respect to the consolidated balance sheets of Celgene Corporation and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, cash flows and stockholders’ equity for each of the years in the three-year period ended December 31, 2006, the related consolidated financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, and to the reference to our firm under the caption “Experts” in this proxy statement/prospectus. Our report on the consolidated financial statements refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” effective January 1, 2006.
/s/ KPMG LLP

Short Hills, New Jersey
January 22, 2008